                                                                    Exhibit 23.2





                      CONSENT OF PRICEWATERHOUSECOOPERS LLP
                             INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Philip Morris Companies Inc., which is incorporated by reference in Philip Morris Companies Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference in this Registration Statement of our report dated January 29, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Registration Statement of our reports dated June 15, 2001 relating to the financial statements, which appear in the Annual Reports of the Nabisco, Inc. Capital Investment Plan and the Nabisco, Inc. Employee Savings Plan on Forms 11-K for the year ended December 30, 2000.



/s/ PRICEWATERHOUSECOOPERS, LLP
-------------------------------
PRICEWATERHOUSECOOPERS, LLP

New York, New York
October 9, 2001